Exhibit 10.8
GREIF, INC.
2020 LONG-TERM INCENTIVE PLAN

Article 1. Establishment and Purpose

1.1. Establishment of Plan. The Greif, Inc. 2020 Long-Term Incentive Plan (the “Plan”) replaces the Greif, Inc. Amended and Restated Long-Term Incentive Plan (the “Prior Plan”). The Prior Plan became effective as of May 1, 2001, and has been amended and restated from time to time. The Prior Plan continues to apply to Performance Periods that commenced on November 1, 2016, 2017 and 2018 respectively, all of which commenced before the Effective Date of this Plan. No Performance Period under the Plan shall end after October 31, 2030, and the Plan shall remain in effect until the payment of any Award issued in connection with the Plan; provided, however, that the Plan may be terminated by the Board or the Committee.

The Plan shall become effective as of November 1, 2019, subject to approval of the Plan by holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Delaware within 12 months following adoption of the Plan by the Board. If the Plan is not approved by stockholders, as described in the preceding sentence, within 12 months following its adoption by the Board, then the Prior Plan shall continue in full force and effect without change thereto, except for any change approved by the Board and, to the extent required under the rules of any exchange on which the Shares of the Company are traded, the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Delaware.
1.2. Purpose. The primary purposes of the Plan are to:
(a) Retain, motivate and attract key employees;

(b) Focus management on key measures that drive superior performance and thus, creation of value for the Company;

(c) Provide compensation opportunities that are externally competitive and internally consistent with the Company’s total compensation strategies; and

(d) Provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:
2.1. “Adopted Child” or “Adopted Children” means one or more persons adopted by court proceedings, the finality of which is not being contested at the time of the Participant’s death.
2.2    “Affiliate” means any entity regardless of its form (including, but not limited to, a corporation, partnership or limited liability company) that directly or indirectly is controlled by or is under common control with the Company.
2.3    “Award” means any Performance Stock Unit or Restricted Stock Unit, together with any related interest, granted to a Participant under the Plan with respect to a Performance Period.

2.4. “Award Document” means the document provided, electronically or otherwise, by the Company to a Participant setting forth the terms and provisions applicable to such Participant’s Award, determined in accordance with Article 5.
2.5. “Award Opportunity” means the various levels of incentive compensation, payable in connection with a PSU in cash and/or Shares, which a Participant may earn under the Plan with respect to a Performance Period, as established by the Committee pursuant to Article 5 herein.
2.6. “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7. “Child” or “Children” means a Participant’s natural and Adopted Children living or deceased on the date of the Participant’s death. A Child who was conceived but not yet born on the date of the Participant’s death shall be regarded for purposes of the Plan as though such Child were living on that date, but only if such Child survives birth.
2.8. “Code” means the Internal Revenue Code of 1986, as amended.
2.9. “Committee” means the Special Subcommittee on Incentive Compensation, comprised of two (2) or more individuals appointed by the Nominating and Corporate Governance Committee of the Board to administer the Plan, in accordance with Article 7. In the event that the Special Subcommittee on Incentive Compensation ceases to exist, Committee shall mean the Compensation Committee of the Company.
2.10. “Company” means Greif, Inc., or any successor thereto.
2.11. “Descendants” mean legitimate descendants of whatever degree, including descendants both by blood and Adopted Children.
2.12. “Dividend Equivalents” means a right granted in connection with a RSU pursuant to Section 5.4 of the Plan.
2.13. “Disability” shall have the meaning ascribed to such term in the long term disability plan maintained by the Participant’s employer at the time that the determination regarding Disability is made hereunder, or under applicable legislation if no such long term disability plan applies.
2.14. “Effective Date” means November 1, 2019 as to this Plan, subject to approval by the Company’s stockholders as set forth in Section 1.1.
2.15. “Employee” means any key employee of the Company or an Affiliate. Directors who are not employed by the Company shall not be considered Employees under the Plan.
2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17. “Fair Market Value” means the fair market value of Shares, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share shall be the closing price per share of a Share reported on a consolidated basis for securities listed on the principal stock exchange or market on which Shares are traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.
2.18. “Participant” means a current or former Employee who has been granted an Award under the Plan which remains outstanding.
2.19. “Performance Criteria” shall have the meaning set forth in Section 5.3.

2.20. “Performance Period” means the consecutive and overlapping three-year cycles beginning on each November 1st during the term of the Plan.
2.21. "Performance Stock Unit” or “PSU” means an Award, granted under the Plan, which may entitle a Participant to receive Shares, cash or a combination thereof, contingent upon satisfaction of specified Performance Criteria for a Performance Period.
2.22 “Period of Restriction” means the period during which the transfer of Shares issued in connection with an Award is limited based on the passage of time, as determined by the Committee in its sole discretion.
2.23. “Plan” means this Greif, Inc. 2020 Long-Term Incentive Plan, as hereafter amended from time to time.
2.24. “Restricted Stock Unit” or “RSU” means an Award, granted under the Plan, which may entitle a Participant to receive Shares, cash or a combination thereof at the end of a specified deferral period.
2.25. “Rule 16b-3” means Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act.
2.26. “Share” means a share of the Company’s no par value Class A and/or Class B common stock as set forth in an applicable Award Document.
2.27. “Target Incentive Award” means the incentive compensation amount, or formula to determine such amount, to be paid to the Participants when the Performance Criteria designated as the “100% Award Level” are met, as established by the Committee for a Performance Period.

Article 3. Shares Subject to Plan.

3.1.  Overall Number of Shares Available for Delivery. The total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 5,000,000 (the “Share Pool”). The total number of Shares available is subject to adjustment as provided in Section 3.3. Any Shares delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

3.2.  Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 3.2.

(a) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash or settled by the issuance of fewer Shares than the number underlying the Award, the Shares retained by or tendered to the Company will be available under the Plan.

(b) Shares that are withheld from an Award granted under the Plan to cover withholding tax obligations related to that Award or Shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute Shares not delivered to the Participant and will be available for future grants under the Plan.

(c) In addition, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate merges, consolidates or enters into a similar corporate transaction, Shares issued or issuable in connection with such substitute Award shall not be counted against the Share Pool.

3.3. Adjustments. So long as any such adjustment is not in violation of the rules of any exchange on which the Shares of the Company are traded, in the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Shares), recapitalization, forward or reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (a) the number and kind of Shares or other securities of the Company or other issuer which are subject to the Plan, (b) the number and kind of Shares or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Article 5, and (c) the number and kind of Shares or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards; or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award.

Article 4. Eligibility and Participation

4.1. Eligibility. The Committee may issue an Award to any Employee. In general, an Employee may be designated as a key employee if such Employee is responsible for or contributes to the management, growth, and/or profitability of the business of the Company in a material way.
4.2. Participation. Participation in the Plan shall be determined by the Committee annually or for each Performance Period based upon the criteria set forth in Section 4.1 herein. Employees who are chosen to participate in the Plan for any given Performance Period shall be issued Award Documents setting forth the terms and conditions of the RSUs and/or PSUs , as soon as is practicable after such Award Opportunities are established.
4.3. No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, whether or not he or she previously participated in the Plan.
Article 5. Award Determination

5.1. Terms of Awards, In General. Except as determined by the Committee in its sole discretion, each Award under the Plan shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of Performance Criteria and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter.

Each Award issued under the Plan may include such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant.

The grant, issuance, retention, vesting and/or settlement of an Award shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall determine the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of the Award subject to continued employment, passage of time and/or such Performance Criteria as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an Award that is based in whole or in part on the level of achievement versus specified Performance Criteria shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award. These minimum vesting conditions need not apply (a) in the case of the death, disability or Retirement of the Participant, and (b) with respect to up to an aggregate of 5% of the Shares.

5.2. Terms Applicable to Restricted Stock Units. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including any right to vote, until Shares shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 5.4 below. The Award Document shall set forth any Period of Restriction and the applicable limitations or restrictions that apply to Shares issued to a Participant in connection with RSUs. Shares awarded under the Plan in connection with RSUs shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, if any, subject to any applicable securities laws.

5.3. Terms Applicable to Performance Stock Units.

(a) Unless otherwise specified in an Award Document, PSUs shall be settled in Shares at the end of a Performance Period based on the satisfaction of applicable Performance Criteria. In no event may dividend equivalents be issued in connection with a PSU.

(b) Prior to the beginning of each Performance Period, or as soon as practicable thereafter (but in no event later than 90 days following the first day of the Performance Period), the Committee shall select and establish performance goals for that Performance Period (the “Performance Criteria”), which, if met, will entitle the Participants to the payment of the Award Opportunities.

The performance goals applicable to any Participant may include growth, improvement or attainment of certain levels of one or more (in any combination and with such adjustments as determined by the Committee):
(i) return on capital, assets, or equity;
(ii) operating costs;
(iii) economic value added;
(iv) margins;
(v) total stockholder return;
(vi) operating profit or net income;
(vii) cash flow;
(viii) earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization;
(ix) sales, throughput, or product volumes;
(x) costs or expenses; and/or
(xi) such other performance goals as the Committee may determine.
Performance goals may be expressed either on an absolute basis or relative to other companies selected by the Committee. Performance goals may be established without regard to length of service with the Company.

For each Performance Period, the Committee may, in its discretion, establish a range of performance goals which correspond to, and will entitle the Participants to receive, various levels of Award Opportunities based on percentage multiples of the Target Incentive Award. Each performance goal range shall include a level of performance designated as the “100% Award Level” at which the Target Incentive Award shall be earned. In addition, each range may include levels of performance above and below the one hundred percent (100%) performance level, ranging from a minimum of 0% to a maximum of 200% of the Target Incentive Award. For purposes of clarity, the Committee may establish minimum levels of performance goal achievement under the Performance Criteria, below which no payouts shall be made to a Participant.

(c) Adjustment of Performance Criteria. Once established, the Performance Criteria normally shall not be changed during the Performance Period. However, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, or that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria unsuitable, then the Committee may approve appropriate adjustments to the Performance Criteria (either up or down) as such criteria apply to the Award Opportunities of specified Participants. For purposes of clarity, this includes adjustments for unusual or non-recurring items. In addition, at the time the award subject to Performance Criteria is made and Performance Criteria are established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which the Participants have no or limited control, including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.

(d) The Committee shall certify in writing the extent to which the Performance Criteria were met during the Performance Period. The PSUs shall be settled no sooner than 75 days after the end of each Performance Period and no later than March 15th of the year following the end of the applicable Performance Period.

(e) The Award Document shall set forth any Period of Restriction and the applicable limitations or restrictions that apply to Shares issued to a Participant in connection with a PSUs. Shares awarded under the Plan in connection with a PSU shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, subject to any applicable securities laws.

5.4 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend-Equivalents in connection with a RSU Award, based on the dividends declared on Shares that are subject to the Award to which they relate, to be accrued as of dividend payment dates, during the period between the date the Award is granted and the date the Award vests or expires, as determined by the Committee. Such Dividend-Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. No amount shall be paid or settled in connection with a Dividend-Equivalent until the underlying Award has become vested.

Article 6. Termination of Employment

6.1. Termination of Employment Due to Death, Disability, or Retirement. In the event a Participant’s employment is terminated by reason of death, Disability, or “Retirement”, outstanding RSUs and PSUs shall be reduced on a prorated basis to reflect participation prior to termination. The reduction shall be determined by multiplying the RSUs and PSUs by a fraction, the numerator of which is the number of days of employment in the Performance Period or vesting period, as applicable, through the date of employment termination, and the denominator of which is the number of days in the Performance Period or vesting period, as applicable. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. “Retirement” shall have the meaning set forth in the applicable Award Document. The adjusted number of RSUs shall vest and be settled as soon as reasonably practicable following the

Participant’s date of termination. The adjusted number of PSUs shall be settled at the time the PSU Award would have been settled had the Participant remained actively employed.

6.2. Beneficiary Designations.

(a) General. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before such Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

(b) Invalidity of Powers of Attorney. The Plan shall not recognize beneficiary designations made on a Participant’s behalf by the Participant’s attorney in fact, or by any person acting under a power of attorney or any instrument by which the Participant has appointed another person as his or her agent, thereby conferring upon him or her the authority to perform certain specified acts on the Participant’s behalf.

(c) Failure of Beneficiary Designation. In the absence of a beneficiary designation made by the Participant in accordance with Section 6.2(a), or if the beneficiary named by a Participant predeceases him or her, then the Committee shall pay any benefits remaining unpaid at the Participant’s death to the Participant’s surviving spouse. If the Participant has no surviving spouse at his or her date of death, then the Committee shall pay the remaining benefit hereunder to the Participant’s Children per capita and to any deceased Child’s Descendants per stirpes. If no spouse, Children or Descendants survive the Participant, then the Committee shall pay any remaining benefits hereunder to the Participant’s estate.

6.3. Termination of Employment for Other Reasons. In the event a Participant’s employment is terminated before the date payment of the Award is made for any reason other than death, Disability, or “Retirement” as described in Section 6.1, any outstanding unvested Awards shall be forfeited.

Article 7. Administration

7.1. The Committee. The Committee shall administer the Plan. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Nominating and Corporate Governance Committee of the Board. All Committee members shall be members of the Board, and must be “non-employee directors,” as such term is described in Rule 16b-3, if and as such Rule is in effect. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. The Nominating and Corporate Governance Committee of the Board shall fill vacancies in the Committee.

7.2. Authority of the Committee.

(a) General. Except as limited by law or by the certificate of incorporation or bylaws of the Company, as then in effect, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (such Awards need not be identical for each Participant); construe and interpret the Plan and any agreement or instrument entered into under the Plan and correct defects, supply omissions or reconcile inconsistencies therein; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 5 herein) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Board, the Compensation Committee of the Board, and the Committee may employ attorneys, consultants, accountants, appraisers and other persons, and may delegate as appropriate its authorities as identified hereunder. The Board, the Compensation Committee of the Board, the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or evaluations of any such persons.

(b) Facility of Payment. If the Committee deems any person entitled to receive any amount under the provisions of the Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its sole discretion, take any one or more of the following actions:

(i) apply such amount directly for the comfort, support and maintenance of such person;

(ii) reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

(iii) pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be; or

(iv) with respect to any amount due to a minor, deposit such amount to his or her credit in any savings or commercial bank of the Committee’s choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his or her residence, or to the custodian for such person under the Uniform Gift to Minors Act or Gift to Minors Act, if such payment is permitted by the laws of the state in which the minor resides.

Payment pursuant to this Section 7.2(b) shall fully discharge the Company, the Board, the Compensation Committee of the Board, the Committee, and the Plan from further liability on account thereof.

7.3. Majority Rule. The Committee shall act by a majority of its members.

7.4. Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

7.5. Indemnification. Each person who is or shall have been a member of the Committee, the Compensation Committee of the Board, or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

This Section 7.5 shall not restrict any entitlement to indemnification to which such persons may have as a matter of law, the Company’s bylaws as then in effect, or any contract with the Company, or any power that the Company may have to indemnify them or hold them harmless.

Article 8. Amendments

The Board or the Committee, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that:

(a) no such modification, amendment, suspension, or termination may, without the consent of a Participant, materially reduce the right of a Participant to a payment or distribution hereunder to which he or she has already become entitled, as determined under Article 5 and Section 6.1; and

(b) no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment and prior to payment of any compensation pursuant to such amendment, where such amendment will make any change which may require stockholder approval under the rules of any exchange on which Shares are traded. No Award Opportunity may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Award Opportunities be granted for any Performance Period ending after October 31, 2030.
Article 9. Miscellaneous

9.1. Regulations and Other Approvals; Governing Law.
(a) The obligation of the Company to deliver Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The portion of each Award payable in Shares is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of Shares, no such Shares will be issued unless such consent or approval has been effected or obtained free of any conditions and as acceptable to the Committee.

(c) In the event that the disposition of Shares acquired under the Plan is not covered by a then current registration statement under the Exchange Act and is not otherwise exempt from registration, such Shares shall be restricted against transfer to the extent required by the Exchange Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

9.2. Choice of Law. The Plan and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflicts of law.

9.3. Withholding Taxes. The Company and any Affiliate, as applicable, shall have the power to deduct from all cash payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to any Award. The Company and any Affiliate shall have the power to deduct or withhold from any cash or Shares payable to a Participant in connection with an Award, or require a Participant to remit to the Company, the minimum statutory amount, or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company, to satisfy federal, state, provincial, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. As soon as practicable after the date as of which the amount first becomes includible in the gross income of the

Participant, the Participant shall pay to the Company or an Affiliate (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, provincial, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the power to deduct any such taxes from any payment otherwise due to the Participant. or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company

9.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

9.5. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.6. Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

9.7. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

9.8. Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

9.9. Employment. Nothing in the Plan shall interfere with or limit in any way the authority of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any entitlement to continue in the employ of the Company.

9.10. Nontransferability. No interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

9.11. Stockholder Rights. No Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares to be awarded under the Plan until such Participant shall have become the holder thereof.

9.12. Non-U.S. Participants. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified pursuant to this Section 9.12 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.